EXHIBIT EX-99.H4A

                          EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT, effective as of July 30th, 2008 by and between Commonwealth Capital Management, LLC (the "Adviser") and World Funds Trust (the "Trust") ("Agreement"), on behalf of each series of the Trust set forth in Schedule A attached hereto (each a "Fund," and collectively, the "Funds").

WHEREAS, the Trust is a Delaware statutory trust, and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company of the series type, and each Fund is a series of the Trust;

WHEREAS, the Trust and the Adviser have entered into an Advisory Agreement dated July 30th 2008 ("Advisory Agreement"), pursuant to which the Adviser provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund;

WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund would normally be subject in order to maintain each Fund's expense ratio at the Maximum Annual Operating Expense Limit (as hereinafter defined) specified in Schedule A hereto;

NOW THEREFORE, the parties hereto agree as follows:

1. Expense Limitation.

1.1. Applicable Expense Limit. To the extent that the aggregate expenses of every character incurred by a Fund in any fiscal year, including but not limited to investment advisory fees of the Adviser (but excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of such Fund's business) ("Fund Operating Expenses"), exceed the Maximum Annual Operating Expense Limit, as defined in
Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Adviser.

1.2. Maximum Annual Operating Expense Limit. The Maximum Annual Operating Expense Limit with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of each Fund.

1.3. Method of Computation. To determine the Adviser's liability with respect to the Excess Amount, each month the Fund Operating Expenses for each Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month of a Fund exceed the Maximum Annual Operating Expense Limit of such Fund, the Adviser shall first waive or reduce its investment advisory fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Adviser may also remit to the appropriate Fund or Funds an amount that, together with the waived or reduced investment advisory fee, is sufficient to pay such Excess Amount.

1.4. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment advisory fees waived or reduced and other payments remitted by the Adviser to the Fund or Funds with respect to the previous fiscal year shall equal the Excess Amount.

2. Reimbursement of Fee Waivers and Expense Reimbursements.

2.1. Reimbursement. If, during any fiscal quarter in which the Advisory Agreement is still in effect, the estimated aggregate Fund Operating Expenses of such Fund for the fiscal quarter are less than the Maximum Annual Operating Expense Limit for that quarter, the Adviser shall be entitled to reimbursement by such Fund, in whole or in part as provided below, of the investment advisory fees waived or reduced and other payments remitted by the Adviser to such Fund pursuant to Section 1 hereof. The total amount of reimbursement to which the Adviser may be entitled ("Reimbursement Amount") shall equal, at any time, the sum of all investment advisory fees previously waived or reduced by the Adviser and all other payments remitted by the Adviser to the Fund, pursuant to Section 1 hereof, during any of the previous three (3) fiscal years, less any reimbursement previously paid by such Fund to the Adviser, pursuant to this Sections 2.1, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

2.2. Board Review. No Reimbursement Amount will be paid to the Adviser if the Trust's Board of Trustees determines that the payment of the Reimbursement Amount is not in the best interests of shareholders.

2.3. Method of Computation. To determine each Fund's accrual, if any, to reimburse the Adviser for the Reimbursement Amount, each month the Fund Operating Expenses of each Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses of a Fund for any month are less than the Maximum Annual Operating Expense Limit of such Fund, such Fund shall accrue into its net asset value an amount payable to the Adviser sufficient to increase the annualized Fund Operating Expenses of that Fund to an amount no greater than the Maximum Annual Operating Expense Limit of that Fund, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount. For accounting purposes, amounts accrued pursuant to this
Section 2 shall be a liability of the Fund for purposes of determining the Fund's net asset value.

2.4. Payment and Year-End Adjustment. Amounts accrued pursuant to this Agreement shall be payable to the Adviser as of the last day of each month. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of a Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit.

3. Term and Termination of Agreement.

This Agreement shall continue in effect with respect to each Fund until July 31, 2010 and shall thereafter continue in effect with respect to each Fund from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act ("Non-Interested Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Adviser, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

4. Miscellaneous.

4.1. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2. Interpretation. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Agreement and Declaration of Trust or by-laws, as amended from time to time, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Trust's Agreement and Declaration of Trust is on file with the Secretary of State of the State of Delaware. The Agreement and Declaration of Trust and by-laws describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

4.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

4.4. Enforceability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.


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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.


                          World Funds Trust on behalf of each Fund
listed                         on Schedule A


                          By:
                              ---------------------------
                             Name: Franklin A. Trice, III
                             Title: Chairman



                          Commonwealth Capital Management, LLC


                          By:
                              ---------------------------
                             Name: John Pasco, III
                             Title: President


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A-2
1-WA/2860268.3
                                   Schedule A
                                     to the
          Expense Limitation Agreement (the "Agreement")
                                     between
                         World Funds Trust (the "Trust")
                                       and
               Commonwealth Capital Management, LLC

                           Dated as of October 1, 2008

This Agreement relates to the following series (each a "Fund") and classes of the Trust:

----------------------------------------------------------------------
Fund/Class                                          Maximum Annual
                                                               Operating Expense
                                                                           Limit
----------------------------------------------------------------------
----------------------------------------------------------------------
Commonwealth Small Cap Fund                             1.49%

Institutional Shares
----------------------------------------------------------------------
----------------------------------------------------------------------

Commonwealth Small Cap Fund
Platform Shares                                         1.74%
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----------------------------------------------------------------------

Commonwealth Small Cap Fund
Class A Shares                                          1.74%
----------------------------------------------------------------------
----------------------------------------------------------------------
Commonwealth Small Cap Fund                             2.49%
Class C Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Commonwealth Quantitative Fund                          1.49%
Institutional Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Commonwealth Quantitative Fund                          1.74%
Platform Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Commonwealth Quantitative Fund                          1.74%
Class A Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Commonwealth Quantitative Fund                          2.49%
Class C Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Small Cap Growth Fund                          1.49%
Institutional Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Small Cap Growth Fund                          1.74%
Platform Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Small Cap Growth Fund                          1.74%
Class A Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Small Cap Growth Fund                          2.49%
Class C Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Large Cap Growth Fund                          1.29%
Institutional Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Large Cap Growth Fund                          1.54%
Platform Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Large Cap Growth Fund                          1.54%
Class A Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Large Cap Growth Fund                          2.29%
Class C Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Growth and Income Fund                         1.29%
Institutional Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Growth and Income Fund                         1.54%
Platform Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Growth and Income Fund                         1.54%
Class A Shares

----------------------------------------------------------------------
----------------------------------------------------------------------
Frantzen Growth and Income Fund                         2.29%
Class C Shares

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